UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

August 6, 2010

(Date of earliest event reported)

LANDRY’S RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15531	74-0405386
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1510 West Loop South,

Houston, Texas, 77027

(Address of principal executive offices, including zip code)

(713) 850-1010

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[x] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 6, 2010, Landry’s Restaurants, Inc., a Delaware corporation (“Landry’s” or the “Company”), in connection with the recent settlement agreement reached with the plaintiff in a Delaware lawsuit filed in the Court of Chancery styled Louisiana Municipal Police Employee’s Retirement System on behalf of itself and all other similarly situated shareholders of the Company and derivatively on behalf of nominal defendant Landry’s Restaurants, Inc. v. Landry’s Restaurants, Inc., Nominal Defendant, et al., published the Summary Notice of Proposed Settlements of Shareholder Litigation, Settlement Fairness Hearing, and Applications for Attorney’s Fees and Reimbursement of Litigation Expenses attached hereto as Exhibit 99.1 in the Investor’s Business Daily newspaper and on PR Newswire. Also, the Long Form Notice of the proposed settlement was mailed to both current and former shareholders on or about August 4, 2010, a copy of which is attached hereto as Exhibit 99.2. A form of Proof of Claim that was included in the Long Form mailing to both current and former shareholders is attached hereto as Exhibit 99.3.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits. The following exhibits are filed herewith:

Exhibit Number	Title of Document

99.1	Short Form Summary Notice

99.2	Long Form Notice

99.3	Form of Proof of Claim

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDRY’S RESTAURANTS, INC.

August 6, 2010	By:	/s/ Steven L. Scheinthal
Steven L. Scheinthal
Executive Vice President and General Counsel

Exhibit Index

Exhibit Number	Title of Document

99.1	Short Form Summary Notice

99.2	Long Form Notice

99.3	Form of Proof of Claim